Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136
CMLTI 2006-AR7
PRELIMINARY TERM SHEET
$494,527,000 (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates Series 2006-AR7
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty, Corp. Sponsor
American Home Mortgage Corporation
HomeBanc Mortgage Corporation
MortgageIT, Inc.
Quicken Loans, Inc.
Residential Financial Corporation
Secured Bankers Mortgage Company
Wells Fargo Bank N.A.
Originators

CitiMortgage, Inc. HomeBanc Mortgage Corporation Wells Fargo Bank N.A. Servicers
The following is a preliminary Term Sheet. All terms and statements are subject to change.

October 13, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Jon Riber	(212) 723-9937	jonathan.riber@citigroup.com
Matthew Fallon	(212) 723-6334	matthew.c.fallon@citigroup.com
Juliana Castelli	(212) 723-6503	juliana.castelli@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com
Michael Park	(212) 723-6402	michael.park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com

Term Sheet	Date Prepared: October 13, 2006
Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2006-AR7
Approximate Total Principal Amount Offered: $494,527,000

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Tranche Type	Expected Ratings (S&P/Fitch)
2-A1A	31,470,000	[TBD]	[TBD]	WAC(2)	24	Super Senior (Group 2-1) 3/1 Hybrid	AAA/AAA
2-A1B	2,145,000	[TBD]	[TBD]	WAC(2)	24	Senior Support (Group 2-1) 3/1 Hybrid	AAA/AAA
2-A2A	239,967,000	[TBD]	[TBD]	WAC(3)	24	Super Senior (Group 2-2) 5/1 Hybrid	AAA/AAA
2-A2B	16,362,000	[TBD]	[TBD]	WAC(3)	24	Senior Support (Group 2-2) 5/1 Hybrid	AAA/AAA
2-A3A	117,182,000	[TBD]	[TBD]	WAC(4)	24	Super Senior (Group 2-3) 7/1 Hybrid	AAA/AAA
2-A3B	7,990,000	[TBD]	[TBD]	WAC(4)	24	Senior Support (Group 2-3) 7/1 Hybrid	AAA/AAA
2-A4A	74,343,000	[TBD]	[TBD]	WAC(5)	24	Super Senior (Group 2-4) 10/1 Hybrid	AAA/AAA
2-A4B	5,068,000	[TBD]	[TBD]	WAC(5)	24	Senior Support (Group 2-4) 10/1 Hybrid	AAA/AAA
2-AR	These classes will not be offered pursuant to this termsheet
2-IO1(6)
2-IO2(6)
2-IO3(6)
2-IO4(6)
2-B1
2-B2
2-B3
2-B4
2-B5
2-B6

(1)
The class sizes are approximate and subject to +/- 5% variance and final rating agency levels. This transaction has two independent groups of collateral: Group 1 and Group 2 Mortgage Loans. Only the Group 2 Certificates supported by the Group 2 Mortgage Loans are offered pursuant to this term sheet.

(2)
For the first [32] periods, the pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2-1 Mortgage Loans, less the coupon rate of the Class 2-IO1 Certificates. Thereafter, the pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2-1 Mortgage Loans.

(3)
For the first [57] periods, the pass-through rate for the Class 2-A2A and Class 2-A2B Certificates will be the Net WAC Rate of the Group 2-2 Mortgage Loans, less the coupon rate of the Class 2-IO2 Certificates. Thereafter, the pass-through rate for the Class 2-A2A and Class 2-A2B Certificates will be the Net WAC Rate of the Group 2-2 Mortgage Loans.

(4)
For the first [81] periods, the pass-through rate for the Class 2-A3A and Class 2-A3B Certificates will be the Net WAC Rate of the Group 2-3 Mortgage Loans, less the coupon rate of the Class 2-IO3 Certificates. Thereafter, the pass-through rate for the Class 2-A3A and Class 2-A3B Certificates will be the Net WAC Rate of the Group 2-3 Mortgage Loans.

(5)
For the first [116] periods, the pass-through rate for the Class 2-A4A and Class 2-A4B Certificates will be the Net WAC Rate of the Group 2-4 Mortgage Loans, less the coupon rate of the Class 2-IO4 Certificates. Thereafter, the pass-through rate for the Class 2-A4A and Class 2-A4B Certificates will be the Net WAC Rate of the Group 2-4 Mortgage Loans.

(6)
The Class 2-IO1 Certificates will accrue interest based on a notional balance equal to the combined outstanding principal balance at the beginning of each payment period of the Class 2-A1A and the Class 2-A1B Certificates. The Class 2-IO2 Certificates will accrue interest based on a notional balance equal to the combined outstanding principal balance at the beginning of each payment period of the Class 2-A2A and the Class 2-A2B Certificates. The Class 2-IO3 Certificates will accrue interest based on a notional balance equal to the combined outstanding principal balance at the beginning of each payment period of the Class 2-A3A and the Class 2-A3B Certificates. The Class 2-IO4 Certificates will accrue interest based on a notional balance equal to the combined outstanding principal balance at the beginning of each payment period of the Class 2-A4A and the Class 2-A4B Certificates.

Collateral Description
Group	Group 2-1	Group 2-2	Group 2-3	Group 2-4	Group II Aggregate
Product Type	3/1 Hybrid ARMs	5/1 Hybrid ARMs	7/1 Hybrid ARMs	10/1 Hybrid ARMs	3, 5, 7, 10 Year Hybrid ARMs
Aggregate Principal Balance	$35,760,217.60	$272,690,573.87	$133,161,940.33	$84,479,315.82	$526,092,047.62
Average Loan Balance	$275,078.60	$341,289.83	$359,897.14	$437,716.66	$352,608.61
Number of Loans	130	799	370	193	1,492
WA Months to Roll	32	57	81	116	71
WA Term to Maturity	356	357	357	356	357
Gross WAC (%)	6.723%	6.835%	7.014%	6.746%	6.858%
WA Expense Fee (%)	0.319%	0.328%	0.445%	0.320%	0.356%
Net WAC (%)	6.404%	6.507%	6.569%	6.425%	6.503%
WA Initial Cap (%)	3.101%	5.388%	5.336%	5.279%	5.202%
WA Periodic Cap (%)	2.686%	2.393%	3.238%	2.157%	2.589%
WA Lifetime Cap (%)	12.632%	12.390%	12.855%	12.266%	12.504%
Minimum Coupon (%)	5.750%	5.125%	5.625%	5.500%	5.125%
Maximum Coupon (%)	8.625%	9.000%	9.125%	8.375%	9.125%
Maximum Interest Rate (%)	14.625%	16.700%	15.125%	14.375%	16.700%
WA Gross Margin (%)	2.256%	2.272%	2.255%	2.278%	2.267%.
WA Net Margin (%)	1.937%	1.944%	1.809%	1.958%	1.912%
6-Month LIBOR Indexed (%)	34.46%	36.21%	24.03%	21.31%	30.61%
12-Month LIBOR Indexed (%)	65.54%	63.60%	75.46%	73.97%	68.40%
1-Year CMT Indexed (%)	0.00%	0.20%	0.51%	4.72%	0.99%
Non- Zero WA FICO	735	724	730	733	728
Interest Only (%)	95.60%	91.38%	96.45%	82.85%	91.58%
Cash Out Refinance (%)	17.81%	17.09%	15.07%	29.50%	18.62%
California (%)	19.74%	25.13	11.00%	42.93%	24.04%
Primary Residence (%)	67.19%	85.15%	77.42%	82.71%	81.58%
Single Family and PUD (%)	73.29%	86.26%	85.85%	87.50%	85.47%
Largest Loan Balance	$1,018,200.00	$3,676,000.00	$1,857,870.63	1,992,349.80	$3,676,000.00
WA Original LTV (%)	76.08%	77.43%	79.86%	75.51%	77.65%
WA Current LTV (%)	76.03%	77.31%	79.62%	75.36%	77.50%
Top Originators: 1)	Homebanc: 50.69%	American Home: 38.17%	Homebanc: 74.10%	American Home: 42.08%	Homebanc: 38.44%
2)	American Home: 28.81%	Mortgage IT: 28.40%	American Home 18.38%	Homebanc: 24.65%	American Home: 33.15%
3)	Quicken: 11.59%	Homebanc: 23.69%	Secured Bankers: 6.60%	Mortgage IT: 21.50%	Mortgage IT: 18.62%

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR7.

Offered Certificates:
Approximately $494,527,000 variable-rate Class 2-A1A, Class 2-A2A, Class 2-A3A and Class 2-A4A Certificates (the “Group 2 Super Senior Certificates”) and Class 2-A1B, Class 2-A2B, Class 2-A3B and Class 2-A4B Certificates (the “Group 2 Senior Support Certificates” and together with the Super Senior Certificates referred to as the “Group 2 Senior Certificates” or the “Class 2-A Certificates”) will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 2-IO1, Class 2-IO2, Class 2-IO3 and Class 2-IO4 Certificates (the “Class 2-IO Notes” or the “Class 2 Interest-Only Notes”) and the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (collectively referred to as the “Class 2-B Certificates” or the “Group 2 Subordinate Certificates”) and the Class 2-AR Certificates (the “Group 2 Residual Certificates”) will not be offered.

Cut-off Date:	October 1, 2006.

Settlement Date:	On or about October 31, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in November 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, Series 2006-AR7. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originators:	HomeBanc Mortgage Corporation
MortgageIT, Inc.
Quicken Loans, Inc.
Residential Financial Corporation
Secured Bankers Mortgage Company
Wells Fargo Bank N.A.

Servicer:	CitiMortgage, Inc.
HomeBanc Mortgage Corporation
Wells Fargo Bank N.A.

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Credit Risk Manager Fee
Rate:	0.006% per annum.

The Group 2 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 1,492 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $526,092,047 (the “Group 2 Mortgage Loans”). The mortgage rates on the Group 2 Mortgage Loans are determined based on a Twelve-Month LIBOR, Six-Month LIBOR or 1-Year CMT index and have initial payment adjustments occurring six months or three, five, seven or ten years after their respective first payment dates.

The Group 2-1 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 130 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $35,760,218 (the “Group 2-1 Mortgage Loans”). The mortgage rates on the Group 2-1 Mortgage Loans are determined based on a 12-Month LIBOR or 6-Month LIBOR index and have initial payment adjustments occurring three years after their respective first payment dates.

The Group 2-2 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 799 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $272,690,574 (the “Group 2-2 Mortgage Loans”). The mortgage rates on the Group 2-2 Mortgage Loans are determined based on a 12-Month LIBOR, 1-Year CMT or 6-Month LIBOR index and have initial payment adjustments occurring five years after their respective first payment dates.

The Group 2-3 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 370 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $133,161,940 (the “Group 2-3 Mortgage Loans”). The mortgage rates on the Group 2-3 Mortgage Loans are determined based on a 12-Month LIBOR, 1-Year CMT or 6-Month LIBOR index and have initial payment adjustments occurring seven years after their respective first payment dates.

The Group 2-4 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 193 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $84,479,316 (the “Group 2-4 Mortgage Loans”). The mortgage rates on the Group 2-4 Mortgage Loans are determined based on a 12-Month LIBOR, 1-Year CMT or 6-Month LIBOR index and have initial payment adjustments occurring seven years after their respective first payment dates.

Structure:
The trust contains two sets of notes with two independent groups of collateral (the Group 1 and Group 2 Mortgage Loans) and two independent structures. The Group 2 Structure is classified as Senior/Subordinate, shifting interest.

Pass-Through Rate:
For the first [32] periods, the pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2-1 Mortgage Loans, less the coupon rate of the Class 2-IO1 Certificates. Thereafter, the pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2-1 Mortgage Loans. For the first [57] periods, the pass-through rate for the Class 2-A2A and Class 2-A2B Certificates will be the Net WAC Rate of the Group 2-2 Mortgage Loans, less the coupon rate of the Class 2-IO2 Certificates. Thereafter, the pass-through rate for the Class 2-A2A and Class 2-A2B Certificates will be the Net WAC Rate of the Group 2-2 Mortgage Loans. For the first [81] periods, the pass-through rate for the Class 2-A3A and Class 2-A3B Certificates will be the Net WAC Rate of the Group 2-3 Mortgage Loans, less the coupon rate of the Class 2-IO3 Certificates. Thereafter, the pass-through rate for the Class 2-A3A and Class 2-A3B Certificates will be the Net WAC Rate of the Group 2-3 Mortgage Loans. For the first [116] periods, the pass-through rate for the Class 2-A4A and Class 2-A4B Certificates will be the Net WAC Rate of the Group 2-4 Mortgage Loans, less the coupon rate of the Class 2-IO4 Certificates. Thereafter, the pass-through rate for the Class 2-A4A and Class 2-A4B Certificates will be the Net WAC Rate of the Group 2-4 Mortgage Loans.

The pass-through for the Class 2-B Certificates will be the weighted average of the Net WAC Rates of the Group 2 Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate and lender paid mortgage insurance fee, as applicable.

Net WAC Rate:	The Net WAC Rate for any distribution date and any subset of the mortgage loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the mortgage loans in such subset less the Credit Risk Manager Fee Rate.

Credit Enhancement:
Credit enhancement for the Class 2-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 2-B Certificates will be subordinate to, and provide credit enhancement for, the Class 2-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (S&P/Fitch)	Initial Subordination Percentage*
Class 2-A Certificates	AAA/AAA	6.00% (+/- 25 bps)
*  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 2 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Certificates, to the extent of available funds, will generally be made in the following order of priority:
1.
Distributions of interest, concurrently, to the holders of the Class 2-A Certificates and Class 2-IO Notes, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.	Payment of principal to the holders of the Class 2-A Notes, each class’s allocable payment of principal to the holders of the Class 2-A Notes, each class’s allocable share of principal from;
3.	From remaining available funds, as follows:
a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 2-B Certificates in order of their numerical class designations, beginning with the Class B-1, until each class of Class 2-B Certificates shall have received such interest; and

b.	to the Class 2-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 2-B Certificates.

Allocation of Losses:
Realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2-B Certificates in order of their reverse numerical class designations, until the note principal balance of each class of Class 2-B Certificates has been reduced to zero. Thereafter, realized losses on the mortgage loans will be allocated to Class 2-A1B until reduced to zero and then the Class 2-A1A Certificates (if the realized loss is on a Group 2-1 Mortgage Loan), to Class 2-A2B until reduced to zero and then the Class 2-A2A Certificates (if the realized loss is on a Group 2-2 Mortgage Loan), to the Class 2-A3B until reduced to zero and then to the Class 2-A3A Certificates (if the realized loss is on a Group 2-3 Mortgage Loan), to the Class 2-A4B until reduced to zero and then to the Class 2-A4A Certificates (if the realized loss is on a Group 2-4 Mortgage Loan),

Class Group 2 Super Senior Certificates Group 2 Senior Support Certificates	Loss Protection 12.00% (+/- 25bps) 6.00% (+/- 25bps)

Allocation of Scheduled
Principal:
On each Distribution Date, the Class 2-A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and the Class 2-B Certificates will be entitled to receive the Subordinate Percentage of all scheduled principal collected or advanced. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 2-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 2-A Certificates will be entitled to receive 100% of the unscheduled principal received on the Group 2 Mortgage Loans through the Distribution Date in October 2013. After such time the prepayment percentages for the Class 2-A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The prepayment percentages for the Class 2-B Certificates will be as follows:

November 2013 - October 2014 November 2014 - October 2015 November 2015 - October 2016 November 2016 - October 2017 November 2017 - and after	30% of their pro rata share 40% of their pro rata share 60% of their pro rata share 80% of their pro rata share 100% of their pro rata share

Provided that any of the following conditions are satisfied:

(i)
the aggregate principal balance of the Group 2 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 2-B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 2 Mortgage Loans do not exceed the then applicable Trigger Amount

The prepayment percentage with respect to the Class 2-A Certificates will not  decrease as  scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in October 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 2-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in October 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 2-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 2-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class 2-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:
Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
November 2013 - October 2014	30%
November 2014 - October 2015	35%
November 2015 - October 2016	40%
November 2016 - October 2017	45%
November 2017 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) shall purchase all of the Group 2 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 2 Mortgage Loans and such properties remaining in the trust have been reduced to less than 5% of the principal balance of the Group 2 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
Each Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent a Servicer fails to do so, the Master Servicer will be required to make such advances. Each Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of loans, each Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. To the extent the Servicer fails to do so, the Master Servicer will be required to make such payment of compensating interest.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 2-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 2-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 2-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 2-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2006-AR7” from the list provided.

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Group 2 Collateral Summary
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,492
Aggregate Original Principal Balance:	$527,845,017.00	(+/-) 7%
Aggregate Current Principal Balance:	$526,092,047.62	(+/-) 7%
Average Original Loan Balance:	$353,783.52	Approx.
Average Current Loan Balance:	$352,608.61	Approx.
Percent of Interest Only Loans:	91.58%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	5.58%
Wtd. Avg. Net/Gross Coupon:	6.503% / 6.858%	(+/-) 7 bps
GWAC Range:	5.125% - 9.125%	Approx.
Index:
6-Month LIBOR	30.61%	Approx.
12-Month LIBOR	68.40%	Approx.
1-Year CMT	0.99%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.959% / 2.262%	(+/-) 7 bps
12-Month LIBOR	1.882% / 2.263%	(+/-) 7 bps
1-Year CMT	2.494% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	69.39%	Approx.
Semi-Annually	30.61%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	71	(+/-) 1 month
Wtd. Avg. Next Change Date:	8/25/2012	Approx.
Initial Cap:	5.202%	Approx.
Periodic Cap:	2.589%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.912% / 2.268%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	12.148% / 12.504%	(+/-) 7 bps
Wtd. Avg. Original LTV:	77.65%	Approx.
Wtd. Avg. Combined LTV:	84.40%	Approx.
Percent with Simultaneous Second Lien:	40.53%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	728	Approx.
Geographic Distribution: (>5%)
Florida Florida Virginia Washington Maryland	26.29%	Approx.
California	24.04%	Approx.
Georgia	12.87%	Approx.
Originator:
Homebanc	38.44%	Approx.
American Home	33.15%	Approx.
Mortgage IT	18.62%	Approx.
Secured Bankers	4.40%	Approx.
Quicken	2.28%	Approx.
RFC	2.25%	Approx.
Wells Fargo	0.87%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
29,739.79 - 50,000.00	2	67,145.57	0.01	7.545	698	59.69
50,000.01 - 75,000.00	25	1,646,077.59	0.31	7.819	718	72.13
75,000.01 - 100,000.00	61	5,488,788.47	1.04	7.380	720	79.74
100,000.01 - 125,000.00	101	11,382,547.49	2.16	7.395	710	78.09
125,000.01 - 150,000.00	121	16,782,755.18	3.19	7.332	723	81.15
150,000.01 - 175,000.00	103	16,623,142.47	3.16	7.234	721	83.60
175,000.01 - 200,000.00	106	19,963,921.47	3.79	7.123	724	83.65
200,000.01 - 225,000.00	89	19,082,178.64	3.63	6.995	726	82.08
225,000.01 - 250,000.00	71	17,007,941.06	3.23	7.017	723	80.63
250,000.01 - 275,000.00	65	17,063,656.47	3.24	7.091	717	82.64
275,000.01 - 300,000.00	69	19,736,388.84	3.75	7.094	734	80.32
300,000.01 - 333,700.00	66	20,784,342.00	3.95	6.963	722	82.00
333,700.01 - 350,000.00	26	8,893,599.96	1.69	7.234	720	86.27
350,000.01 - 400,000.00	74	27,743,405.69	5.27	6.897	721	80.93
400,000.01 - 500,000.00	192	87,168,973.69	16.57	6.678	726	77.24
500,000.01 - 600,000.00	138	76,371,354.69	14.52	6.725	736	78.43
600,000.01 - 700,000.00	72	46,405,826.22	8.82	6.667	738	75.73
700,000.01 - 800,000.00	34	25,724,613.50	4.89	6.664	740	74.99
800,000.01 - 900,000.00	20	17,159,134.01	3.26	6.617	726	73.07
900,000.01 - 1,000,000.00	27	26,120,791.46	4.97	6.675	733	73.14
1,000,000.01 - 1,500,000.00	20	23,725,242.72	4.51	6.827	720	68.45
1,500,000.01 - 2,000,000.00	7	12,793,220.43	2.43	6.738	728	68.66
2,000,000.01 - 2,500,000.00	1	2,100,000.00	0.40	7.500	764	63.64
2,500,000.01 - 3,000,000.00	1	2,581,000.00	0.49	7.000	689	70.00
3,500,000.01 - 3,676,000.00	1	3,676,000.00	0.70	6.500	687	49.01
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The average current balance, as of the cut-off date is approximately $352,608.61.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
37,500.00 - 50,000.00	1	37,405.78	0.01	8.375	673	75.00
50,000.01 - 75,000.00	25	1,646,077.59	0.31	7.819	718	72.13
75,000.01 - 100,000.00	61	5,488,788.47	1.04	7.380	720	79.74
100,000.01 - 125,000.00	101	11,382,547.49	2.16	7.395	710	78.09
125,000.01 - 150,000.00	120	16,633,010.18	3.16	7.342	722	81.16
150,000.01 - 175,000.00	104	16,772,887.47	3.19	7.225	721	83.57
175,000.01 - 200,000.00	106	19,963,921.47	3.79	7.123	724	83.65
200,000.01 - 225,000.00	89	19,082,178.64	3.63	6.995	726	82.08
225,000.01 - 250,000.00	70	16,758,991.06	3.19	7.003	723	80.34
250,000.01 - 275,000.00	67	17,342,346.26	3.30	7.103	718	82.82
275,000.01 - 300,000.00	69	19,736,388.84	3.75	7.094	734	80.32
300,000.01 - 333,700.00	66	20,784,342.00	3.95	6.963	722	82.00
333,700.01 - 350,000.00	26	8,893,599.96	1.69	7.234	720	86.27
350,000.01 - 400,000.00	71	26,625,312.32	5.06	6.903	720	80.97
400,000.01 - 500,000.00	192	87,034,198.81	16.54	6.681	726	77.42
500,000.01 - 600,000.00	140	77,046,222.94	14.65	6.724	735	78.24
600,000.01 - 700,000.00	71	45,711,880.38	8.69	6.669	737	75.67
700,000.01 - 800,000.00	35	26,418,559.34	5.02	6.660	741	75.12
800,000.01 - 900,000.00	20	17,159,134.01	3.26	6.617	726	73.07
900,000.01 - 1,000,000.00	27	26,120,791.46	4.97	6.675	733	73.14
1,000,000.01 - 1,500,000.00	21	24,303,242.72	4.62	6.816	722	68.73
1,500,000.01 - 2,000,000.00	7	12,793,220.43	2.43	6.738	728	68.66
2,000,000.01 - 2,500,000.00	1	2,100,000.00	0.40	7.500	764	63.64
2,500,000.01 - 3,000,000.00	1	2,581,000.00	0.49	7.000	689	70.00
3,500,000.01 - 3,676,000.00	1	3,676,000.00	0.70	6.500	687	49.01
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The average balance at origination, as of the cut-off date is approximately $353,738.52.

Originator	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Homebanc	657	202,219,283.78	38.44	7.107	730	81.19
American Home	362	174,410,278.13	33.15	6.549	731	74.81
Mortgage IT	334	97,950,215.69	18.62	6.900	724	76.86
Secured Bankers	47	23,145,699.88	4.40	7.137	701	74.95
Quicken	49	11,968,614.29	2.28	6.326	734	75.30
RFC	38	11,838,629.52	2.25	7.047	709	76.32
Wells Fargo	5	4,559,326.33	0.87	6.254	734	69.08
	1,492	526,092,047.62	100.00	6.858	728	77.65

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.125 - 5.499	3	1,656,957.78	0.31	5.160	762	79.06
5.500 - 5.999	38	19,150,588.54	3.64	5.780	750	73.10
6.000 - 6.499	219	92,602,179.63	17.60	6.237	738	73.91
6.500 - 6.999	567	229,858,595.45	43.69	6.703	728	75.10
7.000 - 7.499	302	98,282,956.03	18.68	7.164	720	81.60
7.500 - 7.999	220	57,163,128.80	10.87	7.642	721	87.75
8.000 - 8.499	85	15,583,982.76	2.96	8.170	711	80.52
8.500 - 8.999	55	11,421,558.63	2.17	8.659	712	77.89
9.000 - 9.125	3	372,100.00	0.07	9.038	660	84.55
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average current rate, as of the cut-off date is approximately 6.858%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	1,492	526,092,047.62	100.00	6.858	728	77.65
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
341 - 359	1,492	526,092,047.62	100.00	6.858	728	77.65
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	1,492	526,092,047.62	100.00	6.858	728	77.65
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	829	312,853,845.78	59.47	6.867	731	77.66
Has Simultaneous Second	663	213,238,201.84	40.53	6.846	723	77.63
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12.04 - 15.00	1	89,300.00	0.02	6.625	795	12.04
15.01 - 20.00	1	100,000.00	0.02	8.000	735	17.39
20.01 - 25.00	4	1,165,253.78	0.22	6.624	732	21.62
25.01 - 30.00	5	1,038,731.32	0.20	6.819	756	26.48
30.01 - 35.00	2	377,302.78	0.07	6.580	738	31.68
35.01 - 40.00	3	1,950,397.80	0.37	6.555	721	37.26
40.01 - 45.00	12	3,237,832.09	0.62	6.781	746	43.36
45.01 - 50.00	22	10,375,174.24	1.97	6.375	731	47.83
50.01 - 55.00	15	6,243,336.61	1.19	6.661	771	52.15
55.01 - 60.00	27	11,522,527.96	2.19	6.648	743	57.91
60.01 - 65.00	82	32,398,855.88	6.16	6.893	729	63.60
65.01 - 70.00	69	43,763,716.09	8.32	6.744	719	68.55
70.01 - 75.00	111	51,212,035.14	9.73	6.898	719	73.81
75.01 - 80.00	825	286,826,463.41	54.52	6.747	727	79.73
80.01 - 85.00	8	1,963,739.58	0.37	6.935	722	84.16
85.01 - 90.00	55	12,135,373.35	2.31	7.374	719	89.74
90.01 - 95.00	37	9,190,567.61	1.75	7.350	716	94.54
95.01 - 100.00	213	52,501,439.98	9.98	7.483	737	99.94
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 77.65%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12.04 - 20.00	2	189,300.00	0.04	7.351	763	14.87
20.01 - 30.00	9	2,203,985.10	0.42	6.716	742	23.91
30.01 - 40.00	5	2,327,700.58	0.44	6.559	724	36.36
40.01 - 50.00	33	12,980,006.33	2.47	6.476	734	46.84
50.01 - 60.00	36	16,092,355.80	3.06	6.607	754	55.66
60.01 - 70.00	88	52,577,452.74	9.99	6.724	724	66.26
70.01 - 75.00	84	40,111,748.13	7.62	6.828	722	73.20
75.01 - 80.00	283	124,038,566.56	23.58	6.664	732	78.73
80.01 - 85.00	31	13,773,469.25	2.62	6.691	718	76.08
85.01 - 90.00	189	65,472,048.36	12.44	6.858	720	79.94
90.01 - 95.00	126	36,572,899.68	6.95	7.079	710	82.07
95.01 - 100.00	606	159,752,515.09	30.37	7.087	731	85.99
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 84.40%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not Available	5	1,385,300.00	0.26	8.004	N/A	59.61
601 - 620	1	487,674.80	0.09	6.875	607	79.96
621 - 640	15	4,639,107.31	0.88	7.002	632	76.66
641 - 660	61	17,504,787.97	3.33	7.218	651	75.95
661 - 680	164	55,457,382.44	10.54	6.972	672	77.04
681 - 700	234	78,482,833.02	14.92	6.965	691	78.40
701 - 720	252	81,292,521.42	15.45	6.916	710	79.59
721 - 740	213	76,838,431.49	14.61	6.783	731	77.13
741 - 760	206	79,520,024.65	15.12	6.784	750	76.73
761 - 780	169	61,611,095.33	11.71	6.849	770	80.15
781 - 800	124	51,719,720.23	9.83	6.634	789	76.12
801 - 818	48	17,153,168.96	3.26	6.626	807	72.46
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The non-zero weighted average FICO, as of the cut-off date is approximately 728.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Florida	413	138,334,928.22	26.29	7.092	729	79.45
California	250	126,497,229.74	24.04	6.716	725	74.44
Georgia	255	67,693,506.67	12.87	7.104	726	82.37
North Carolina	73	23,252,028.34	4.42	6.684	736	80.74
Virginia	44	20,835,279.84	3.96	6.682	722	76.35
Arizona	54	20,170,146.26	3.83	6.717	731	75.36
New York	31	17,505,678.49	3.33	6.541	718	74.48
Illinois	26	10,315,440.75	1.96	6.677	726	74.26
Maryland	32	10,157,179.94	1.93	6.664	731	79.44
Washington	29	9,580,880.46	1.82	6.713	719	75.22
Nevada	28	8,545,776.80	1.62	6.806	735	75.54
Colorado	27	8,155,588.85	1.55	6.645	715	77.28
New Jersey	17	7,193,689.04	1.37	6.425	745	80.24
South Carolina	21	6,982,020.22	1.33	6.937	718	77.61
Others	192	50,872,674.00	9.67	6.766	734	76.38
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Index	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	855	359,837,981.67	68.40	6.751	732	78.11
6-Month LIBOR	630	161,059,365.87	30.61	7.118	718	76.88
1-Year CMT	7	5,194,700.08	0.99	6.214	731	68.72
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	630	161,059,365.87	30.61	7.118	718	76.88
Annually	862	365,032,681.75	69.39	6.744	732	77.98
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	1,453	510,395,100.27	97.02	6.861	728	77.68
2.501 - 3.000	31	13,898,352.71	2.64	6.746	706	75.77
3.001 - 3.500	7	1,528,594.64	0.29	6.845	716	80.43
3.501 - 3.630	1	270,000.00	0.05	7.255	737	100.00
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average margin, as of the cut-off date is approximately 2.267%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	75	23,055,443.78	4.38	6.598	740	76.71
3.000	17	4,143,748.20	0.79	6.306	754	75.19
5.000	755	321,028,030.45	61.02	6.707	733	78.27
5.875	1	600,000.00	0.11	8.125	696	76.92
6.000	597	162,311,533.32	30.85	7.227	715	76.78
6.125	9	3,212,859.83	0.61	6.875	712	80.00
6.250	14	3,558,338.27	0.68	6.750	700	79.38
6.375	10	3,581,523.15	0.68	6.625	713	77.09
6.500	5	1,471,078.62	0.28	6.500	755	66.81
6.625	4	1,473,800.00	0.28	6.375	737	74.66
6.750	4	755,692.00	0.14	6.283	739	72.88
7.125	1	900,000.00	0.17	5.875	791	60.20
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.202%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	64	16,380,723.54	3.11	6.554	728	76.50
2.000	1,109	429,608,450.66	81.66	6.755	732	77.93
5.875	1	600,000.00	0.11	8.125	696	76.92
6.000	271	64,549,581.55	12.27	7.669	702	76.48
6.125	9	3,212,859.83	0.61	6.875	712	80.00
6.250	14	3,558,338.27	0.68	6.750	700	79.38
6.375	10	3,581,523.15	0.68	6.625	713	77.09
6.500	5	1,471,078.62	0.28	6.500	755	66.81
6.625	4	1,473,800.00	0.28	6.375	737	74.66
6.750	4	755,692.00	0.14	6.283	739	72.88
7.125	1	900,000.00	0.17	5.875	791	60.20
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.589%

Maximum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.125 - 10.499	3	1,656,957.78	0.31	5.160	762	79.06
10.500 - 10.999	25	11,768,266.67	2.24	5.768	739	73.35
11.000 - 11.499	149	62,936,926.90	11.96	6.223	734	74.53
11.500 - 11.999	208	93,888,995.04	17.85	6.642	732	75.07
12.000 - 12.499	113	52,699,411.81	10.02	6.671	730	73.53
12.500 - 12.999	342	135,869,735.38	25.83	6.727	728	74.81
13.000 - 13.499	298	86,959,394.87	16.53	7.090	722	82.62
13.500 - 13.999	211	52,484,223.56	9.98	7.653	721	89.18
14.000 - 14.499	84	15,546,576.98	2.96	8.170	711	80.53
14.500 - 14.999	55	11,421,558.63	2.17	8.659	712	77.89
15.000 - 15.499	3	372,100.00	0.07	9.038	660	84.55
16.500 - 16.700	1	487,900.00	0.09	6.750	739	79.73
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 12.504%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	1,451	510,124,721.38	96.96	6.860	728	77.68
2.501 - 3.000	33	14,168,731.60	2.69	6.782	705	75.70
3.001 - 3.500	7	1,528,594.64	0.29	6.845	716	80.43
3.501 - 3.630	1	270,000.00	0.05	7.255	737	100.00
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.268%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2008-12	1	292,546.48	0.06	7.250	750	80.00
2009-01	3	438,850.00	0.08	7.490	730	79.99
2009-02	1	133,500.00	0.03	6.750	692	79.99
2009-03	3	645,410.98	0.12	7.205	695	78.10
2009-04	10	1,799,138.70	0.34	7.126	682	79.05
2009-05	15	3,428,108.70	0.65	6.374	733	77.92
2009-06	33	11,996,495.67	2.28	6.496	749	74.03
2009-07	28	5,658,410.51	1.08	6.901	731	76.64
2009-08	36	11,367,756.56	2.16	6.845	733	76.51
2010-03	1	585,000.00	0.11	6.625	680	62.10
2010-05	1	815,000.00	0.15	5.750	783	74.43
2010-12	5	1,276,450.00	0.24	6.178	727	81.73
2011-01	7	1,292,240.74	0.25	6.714	726	80.50
2011-02	7	1,071,666.08	0.20	7.117	675	78.32
2011-03	7	2,290,681.70	0.44	6.972	696	79.79
2011-04	21	7,790,781.83	1.48	6.958	715	76.19
2011-05	26	6,041,816.05	1.15	6.607	715	72.82
2011-06	185	87,043,080.98	16.55	6.516	726	74.81
2011-07	182	69,919,676.09	13.29	6.850	721	75.03
2011-08	355	94,205,980.40	17.91	7.135	725	81.94
2011-09	2	358,200.00	0.07	7.388	750	85.18
2012-12	1	491,938.28	0.09	6.625	778	91.94
2013-01	2	409,850.00	0.08	7.058	767	91.00
2013-02	3	503,952.78	0.10	6.461	732	66.67
2013-04	1	580,200.00	0.11	6.375	704	63.41
2013-05	4	1,456,610.10	0.28	7.170	732	77.34
2013-06	48	17,749,865.57	3.37	6.628	721	76.59
2013-07	131	50,276,614.22	9.56	7.001	729	77.29
2013-08	180	61,692,909.38	11.73	7.146	734	83.05
2015-11	1	285,600.00	0.05	6.250	723	80.00
2016-01	1	538,000.00	0.10	6.500	671	69.15
2016-03	1	572,000.00	0.11	6.375	737	75.16
2016-04	16	7,827,713.10	1.49	6.710	730	74.39
2016-05	2	731,000.00	0.14	6.750	752	59.58
2016-06	96	42,167,924.39	8.02	6.708	734	73.31
2016-07	44	21,357,965.09	4.06	6.725	726	74.81
2016-08	32	10,999,113.24	2.09	6.999	744	87.40
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	693	254,427,642.69	48.36	6.775	729	76.63
PUD	523	195,234,316.10	37.11	6.949	727	78.46
Condominium	237	61,112,384.95	11.62	6.886	726	79.68
Two to Four Family	33	13,036,891.33	2.48	7.024	722	75.15
Co-Op	2	1,402,812.55	0.27	6.169	677	75.96
Townhouse	4	878,000.00	0.17	7.616	742	90.43
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	1,122	429,185,653.99	81.58	6.767	727	77.39
Second Home	171	51,685,601.37	9.82	7.196	731	83.14
Investor	199	45,220,792.26	8.60	7.342	726	73.75
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	1,088	347,996,556.74	66.15	6.945	731	81.24
Cash-Out Refinance	233	97,970,659.61	18.62	6.686	724	69.71
Rate/Term Refinance	170	79,693,231.37	15.15	6.698	719	71.61
Construction	1	431,599.90	0.08	5.625	734	89.96
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	99	19,675,387.43	3.74	7.546	721	68.37
No Income - Verified Assets	110	30,617,981.15	5.82	7.432	715	77.03
Stated Income - Stated Assets	52	16,868,789.52	3.21	6.916	725	75.68
Stated Income - Verified Assets	688	268,642,188.16	51.06	6.859	728	77.85
Verified Income - Verified Assets	543	190,287,701.36	36.17	6.689	730	78.59
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	154	44,293,190.86	8.42	6.643	732	74.78
36	2	424,000.00	0.08	6.781	747	80.00
60	187	54,925,320.54	10.44	6.950	725	78.47
120	1,148	425,916,036.22	80.96	6.870	727	77.84
360	1	533,500.00	0.10	6.125	750	76.00
Total:	1,492	526,092,047.62	100.00	6.858	728	77.65

Group 2-1 Collateral Summary
Collateral statistics for the Group 2-1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	130
Aggregate Original Principal Balance:	$36,014,710.00	(+/-) 7%
Aggregate Current Principal Balance:	$35,760,217.60	(+/-) 7%
Average Original Loan Balance:	$277,036.23	Approx.
Average Current Loan Balance:	$275,078.60	Approx.
Percent of Interest Only Loans:	95.60%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	3.13%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.404% / 6.723%	(+/-) 7 bps
GWAC Range:	5.750% - 8.625%	Approx.
Index:
6-Month LIBOR	34.46%	Approx.
12-Month LIBOR	65.54%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.940% / 2.267%	(+/-) 7 bps
12-Month LIBOR	1.935% / 2.251%	(+/-) 7 bps
Reset Frequency:
Annually	34.46%	Approx.
Semi-Annually	65.54%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	356	(+/-) 1 month
Wtd. Avg. Months to Roll:	32	(+/-) 1 month
Wtd. Avg. Next Change Date:	6/14/2009	Approx.
Initial Cap:	3.101%	Approx.
Periodic Cap:	2.686%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.938% / 2.257%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	12.312% / 12.632%	(+/-) 7 bps
Wtd. Avg. Original LTV:	76.08%	Approx.
Wtd. Avg. Combined LTV:	85.96%	Approx.
Percent with Simultaneous Second Lien:	59.30%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	735	Approx.
Geographic Distribution: (>5%)
Florida Florida Virginia Washington Maryland	41.78%	Approx.
California	19.74%	Approx.
Georgia	9.26%	Approx.
Originator:
Homebanc	50.69%	Approx.
American Home	28.81%	Approx.
Quicken	11.59%	Approx.
RFC	5.80%	Approx.
Mortgage IT	3.11%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
29,739.79 - 50,000.00	1	29,739.79	0.08	6.500	730	40.44
50,000.01 - 75,000.00	2	125,327.78	0.35	7.676	734	62.96
75,000.01 - 100,000.00	11	979,933.90	2.74	7.122	705	80.28
100,000.01 - 125,000.00	10	1,114,733.05	3.12	7.005	714	71.82
125,000.01 - 150,000.00	18	2,452,531.18	6.86	7.301	717	79.54
150,000.01 - 175,000.00	7	1,153,650.00	3.23	6.900	721	79.99
175,000.01 - 200,000.00	9	1,700,442.01	4.76	6.945	737	67.85
200,000.01 - 225,000.00	8	1,722,160.98	4.82	6.968	713	79.25
225,000.01 - 250,000.00	11	2,665,701.00	7.45	6.508	749	76.30
250,000.01 - 275,000.00	1	261,500.00	0.73	6.500	677	74.93
275,000.01 - 300,000.00	11	3,113,866.48	8.71	6.729	759	79.57
300,000.01 - 333,700.00	5	1,589,413.13	4.44	6.742	724	77.65
333,700.01 - 350,000.00	1	338,034.87	0.95	6.625	664	80.00
350,000.01 - 400,000.00	8	2,961,300.00	8.28	6.413	744	77.05
400,000.01 - 500,000.00	10	4,428,850.00	12.38	6.445	751	76.03
500,000.01 - 600,000.00	7	3,867,891.63	10.82	6.686	734	78.02
600,000.01 - 700,000.00	6	3,833,541.80	10.72	6.727	741	68.91
700,000.01 - 800,000.00	2	1,543,400.00	4.32	6.625	734	80.00
800,000.01 - 900,000.00	1	860,000.00	2.40	6.625	753	80.00
1,000,000.01 - 1,018,200.00	1	1,018,200.00	2.85	6.625	683	67.88
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The average current balance, as of the cut-off date is approximately $275,078.60.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
51,000.00 - 75,000.00	2	125,327.78	0.35	7.676	734	62.96
75,000.01 - 100,000.00	11	979,933.90	2.74	7.122	705	80.28
100,000.01 - 125,000.00	10	1,114,733.05	3.12	7.005	714	71.82
125,000.01 - 150,000.00	18	2,452,531.18	6.86	7.301	717	79.54
150,000.01 - 175,000.00	7	1,153,650.00	3.23	6.900	721	79.99
175,000.01 - 200,000.00	9	1,700,442.01	4.76	6.945	737	67.85
200,000.01 - 225,000.00	8	1,722,160.98	4.82	6.968	713	79.25
225,000.01 - 250,000.00	11	2,665,701.00	7.45	6.508	749	76.30
250,000.01 - 275,000.00	2	291,239.79	0.81	6.500	682	71.41
275,000.01 - 300,000.00	11	3,113,866.48	8.71	6.729	759	79.57
300,000.01 - 333,700.00	5	1,589,413.13	4.44	6.742	724	77.65
333,700.01 - 350,000.00	1	338,034.87	0.95	6.625	664	80.00
350,000.01 - 400,000.00	8	2,961,300.00	8.28	6.413	744	77.05
400,000.01 - 500,000.00	10	4,428,850.00	12.38	6.445	751	76.03
500,000.01 - 600,000.00	7	3,867,891.63	10.82	6.686	734	78.02
600,000.01 - 700,000.00	6	3,833,541.80	10.72	6.727	741	68.91
700,000.01 - 800,000.00	2	1,543,400.00	4.32	6.625	734	80.00
800,000.01 - 900,000.00	1	860,000.00	2.40	6.625	753	80.00
1,000,000.01 - 1,018,200.00	1	1,018,200.00	2.85	6.625	683	67.88
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The average balance at origination, as of the cut-off date is approximately $277,036.23.

Originator	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Homebanc	72	18,127,326.91	50.69	6.921	731	76.47
American Home	24	10,303,138.39	28.81	6.434	742	75.13
Quicken	17	4,143,748.20	11.59	6.306	754	75.19
RFC	11	2,074,342.40	5.80	7.250	685	77.51
MortgageIT	6	1,111,661.70	3.11	6.742	749	79.13
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.750 - 5.999	4	1,399,400.00	3.91	5.841	745	71.17
6.000 - 6.499	31	9,233,113.25	25.82	6.188	751	72.48
6.500 - 6.999	47	15,457,514.75	43.23	6.660	731	78.51
7.000 - 7.499	27	5,695,943.25	15.93	7.212	737	76.13
7.500 - 7.999	12	2,830,105.58	7.91	7.645	701	74.79
8.000 - 8.499	6	783,250.00	2.19	8.141	729	79.99
8.500 - 8.625	3	360,890.77	1.01	8.532	696	83.67
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average current rate, as of the cut-off date is approximately 6.723%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360	130	35,760,217.60	100.00	6.723	735	76.08
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
350-358	130	35,760,217.60	100.00	6.723	735	76.08
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	130	35,760,217.60	100.00	6.723	735	76.08
Total:	130	35,760,217.60	100.00	6.723	735	76.08
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	51	14,555,150.91	40.70	6.725	739	74.02
Has Simultaneous Second	79	21,205,066.69	59.30	6.722	732	77.49
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
21.63 - 25.00	1	185,253.78	0.52	6.000	793	21.63
40.01 - 45.00	1	29,739.79	0.08	6.500	730	40.44
45.01 - 50.00	4	1,378,400.00	3.85	6.271	756	46.95
50.01 - 55.00	2	689,100.00	1.93	6.581	778	52.68
55.01 - 60.00	3	343,836.55	0.96	7.179	700	57.43
60.01 - 65.00	4	871,900.00	2.44	7.292	727	64.86
65.01 - 70.00	9	3,886,345.12	10.87	6.847	719	69.21
70.01 - 75.00	4	695,910.12	1.95	7.068	680	74.71
75.01 - 80.00	97	26,621,058.51	74.44	6.677	736	79.69
80.01 - 85.00	1	246,123.73	0.69	7.375	778	85.00
85.01 - 90.00	2	502,100.00	1.40	7.865	730	89.89
90.01 - 95.00	2	310,450.00	0.87	6.680	736	95.00
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 76.08%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
21.63 - 30.00	1	185,253.78	0.52	6.000	793	21.63
40.01 - 50.00	4	775,139.79	2.17	6.194	753	48.11
50.01 - 60.00	5	1,560,427.78	4.36	6.601	762	50.28
60.01 - 70.00	6	2,410,673.32	6.74	6.948	698	68.25
70.01 - 75.00	2	469,410.98	1.31	6.888	684	74.57
75.01 - 80.00	31	9,506,571.53	26.58	6.582	749	78.39
80.01 - 85.00	2	806,123.73	2.25	6.767	724	81.53
85.01 - 90.00	19	5,691,903.68	15.92	6.895	729	79.13
90.01 - 95.00	13	2,998,333.15	8.38	6.994	715	79.24
95.01 - 100.00	47	11,356,379.86	31.76	6.691	736	79.45
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 85.96%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
641 - 660	6	1,292,708.77	3.61	7.485	651	75.22
661 - 680	9	2,558,880.53	7.16	6.897	672	79.48
681 - 700	20	5,104,648.63	14.27	6.770	689	76.86
701 - 720	17	3,165,442.29	8.85	6.711	709	79.24
721 - 740	22	5,933,138.51	16.59	6.655	729	73.95
741 - 760	24	7,652,659.06	21.40	6.713	753	74.81
761 - 780	21	5,975,272.90	16.71	6.729	772	80.27
781 - 800	8	3,033,166.91	8.48	6.458	789	68.08
801 - 816	3	1,044,300.00	2.92	6.366	815	75.99
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The non-zero weighted average FICO, as of the cut-off date is approximately 735..

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Florida	54	14,942,197.97	41.78	6.807	734	76.90
California	16	7,059,782.52	19.74	6.423	741	73.25
Georgia	19	3,312,496.02	9.26	7.187	724	75.36
Washington	4	1,260,360.00	3.52	6.448	729	80.00
Michigan	5	1,055,010.28	2.95	6.317	765	66.92
Illinois	2	1,008,000.00	2.82	6.563	689	80.00
South Carolina	3	846,472.18	2.37	7.773	663	74.33
North Carolina	5	785,950.00	2.20	6.852	758	78.55
Arizona	2	776,875.87	2.17	6.750	746	79.94
New Jersey	2	708,227.78	1.98	6.358	758	76.99
Colorado	1	700,000.00	1.96	6.000	760	70.00
Nevada	2	573,420.00	1.60	6.875	787	77.67
Connecticut	1	433,000.00	1.21	6.000	727	75.96
Massachusetts	1	420,000.00	1.17	7.625	674	80.00
Other	13	1,878,424.98	5.25	6.654	742	80.57
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Index	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	77	23,437,567.51	65.54	6.611	740	76.81
6-Month LIBOR	53	12,322,650.09	34.46	6.937	725	74.67
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	53	12,322,650.09	34.46	6.937	725	74.67
Annually	77	23,437,567.51	65.54	6.611	740	76.81
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	128	35,310,477.81	98.74	6.713	735	76.06
2.501 - 2.750	2	449,739.79	1.26	7.551	678	77.38
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average margin, as of the cut-off date is approximately 2.256%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	75	23,055,443.78	64.47	6.598	740	76.71
3.000	17	4,143,748.20	11.59	6.306	754	75.19
6.000	31	6,270,540.75	17.53	7.515	719	76.34
6.250	1	133,500.00	0.37	6.750	692	79.99
6.375	3	1,519,084.87	4.25	6.625	682	71.87
6.500	1	261,500.00	0.73	6.500	677	74.93
6.625	1	250,000.00	0.70	6.375	786	48.54
6.750	1	126,400.00	0.35	6.250	686	80.00
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average initial interest rate cap, as of the cut-off date is approximately 3.101%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	18	4,563,748.20	12.76	6.427	747	75.64
2.000	81	24,167,105.48	67.58	6.605	740	76.82
6.000	24	4,738,879.05	13.25	7.686	716	75.36
6.250	1	133,500.00	0.37	6.750	692	79.99
6.375	3	1,519,084.87	4.25	6.625	682	71.87
6.500	1	261,500.00	0.73	6.500	677	74.93
6.625	1	250,000.00	0.70	6.375	786	48.54
6.750	1	126,400.00	0.35	6.250	686	80.00
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.686%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
11.000 - 11.499	11	3,190,529.47	8.92	6.159	753	73.21
11.500 - 11.999	10	2,352,618.73	6.58	6.229	750	75.49
12.000 - 12.499	19	5,802,183.78	16.23	6.223	748	73.12
12.500 - 12.999	35	12,400,211.15	34.68	6.653	738	79.11
13.000 - 13.499	34	8,040,428.12	22.48	7.018	723	74.58
13.500 - 13.999	12	2,830,105.58	7.91	7.645	701	74.79
14.000 - 14.499	6	783,250.00	2.19	8.141	729	79.99
14.500 - 14.625	3	360,890.77	1.01	8.532	696	83.67
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 12.632%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	127	35,218,687.04	98.49	6.708	736	76.05
2.501 - 2.750	3	541,530.56	1.51	7.733	680	77.82
Total:	130	35,760,217.60	100.00	6.723	735	76.08
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.257%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2008-12	1	292,546.48	0.82	7.250	750	80.00
2009-01	3	438,850.00	1.23	7.490	730	79.99
2009-02	1	133,500.00	0.37	6.750	692	79.99
2009-03	3	645,410.98	1.80	7.205	695	78.10
2009-04	10	1,799,138.70	5.03	7.126	682	79.05
2009-05	15	3,428,108.70	9.59	6.374	733	77.92
2009-06	33	11,996,495.67	33.55	6.496	749	74.03
2009-07	28	5,658,410.51	15.82	6.901	731	76.64
2009-08	36	11,367,756.56	31.79	6.845	733	76.51
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	56	14,839,432.28	41.50	6.571	729	75.19
PUD	43	11,370,265.73	31.80	6.991	743	77.44
Condominium	27	8,614,019.59	24.09	6.621	735	76.51
Two to Four Family	4	936,500.00	2.62	6.826	714	69.70
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	78	24,025,929.69	67.19	6.566	735	75.86
Investor	37	7,225,171.45	20.20	7.025	743	76.78
Second Home	15	4,509,116.46	12.61	7.077	717	76.10
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	94	24,192,441.31	67.65	6.763	739	79.18
Cash-Out Refinance	20	6,367,899.78	17.81	6.633	732	69.43
Rate/Term Refinance	16	5,199,876.51	14.54	6.647	716	69.79
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	12	2,114,980.34	5.91	7.452	719	68.89
No Income - Verified Assets	11	2,693,282.57	7.53	7.411	715	75.84
Stated Income - Stated Assets	3	1,470,845.06	4.11	6.644	679	70.81
Stated Income - Verified Assets	55	16,272,206.74	45.50	6.595	739	77.32
Verified Income - Verified Assets	49	13,208,902.89	36.94	6.633	741	76.33
Total:	130	35,760,217.60	100.00	6.723	735	76.08

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	8	1,572,900.61	4.40	7.227	740	67.78
36	2	424,000.00	1.19	6.781	747	80.00
120	120	33,763,316.99	94.42	6.699	734	76.41
Total:	130	35,760,217.60	100.00	6.723	735	76.08

Group 2-2 Collateral Summary
Collateral statistics for the Group 2-2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	799
Aggregate Original Principal Balance:	$273,203,900.00	(+/-) 7%
Aggregate Current Principal Balance:	$272,690,573.87	(+/-) 7%
Average Original Loan Balance:	$341,932.29	Approx.
Average Current Loan Balance:	$341,289.83	Approx.
Percent of Interest Only Loans:	91.38%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	9.52%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.507% / 6.835%	(+/-) 7 bps
GWAC Range:	5.125% - 9.000% .000%	Approx.
Index:
6-Month LIBOR	36.21%	Approx.
12-Month LIBOR	63.60%	Approx.
1-Year CMT	0.20%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.985% / 2.267%	(+/-) 7 bps
12-Month LIBOR	1.919% / 2.273%	(+/-) 7 bps
1-Year CMT	2.494% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	63.79%	Approx.
Semi-Annually	36.21%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	6/22/2011	Approx.
Initial Cap:	5.388%	Approx.
Periodic Cap:	2.393%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.944% / 2.272%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	12.062% / 12.390%	(+/-) 7 bps
Wtd. Avg. Original LTV:	77.43%	Approx.
Wtd. Avg. Combined LTV:	85.04%	Approx.
Percent with Simultaneous Second Lien:	44.61%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	724	Approx.
Geographic Distribution: (>5%)
California	25.13%	Approx.
Georgia	14.66%	Approx.
Florida	13.80%	Approx.
Virginia	6.50%	Approx
New York	5.43%	Approx
Originator:
American Home	38.17%	Approx.
Mortgage IT	28.40%	Approx.
Homebanc	23.69%	Approx.
RFC	3.58%	Approx.
Secured Bankers	3.29%	Approx.
Quicken	2.87%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
37,405.78 - 50,000.00	1	37,405.78	0.01	8.375	673	75.00
50,000.01 - 75,000.00	14	922,964.92	0.34	7.884	720	79.61
75,000.01 - 100,000.00	28	2,506,151.93	0.92	7.385	723	79.22
100,000.01 - 125,000.00	69	7,810,484.93	2.86	7.381	704	77.01
125,000.01 - 150,000.00	67	9,340,338.80	3.43	7.300	724	80.80
150,000.01 - 175,000.00	66	10,671,346.53	3.91	7.237	723	83.33
175,000.01 - 200,000.00	58	10,849,715.67	3.98	7.109	715	82.54
200,000.01 - 225,000.00	41	8,766,471.87	3.21	6.982	726	82.50
225,000.01 - 250,000.00	42	10,051,611.60	3.69	7.072	711	79.11
250,000.01 - 275,000.00	32	8,365,011.86	3.07	7.023	727	82.03
275,000.01 - 300,000.00	35	10,057,134.31	3.69	7.089	725	81.11
300,000.01 - 333,700.00	38	11,950,826.39	4.38	6.908	713	80.68
333,700.01 - 350,000.00	11	3,762,655.32	1.38	7.411	717	85.00
350,000.01 - 400,000.00	43	16,228,847.12	5.95	6.869	722	80.50
400,000.01 - 500,000.00	99	45,176,564.69	16.57	6.607	722	76.19
500,000.01 - 600,000.00	70	38,795,684.60	14.23	6.755	733	79.01
600,000.01 - 700,000.00	35	22,763,613.67	8.35	6.528	738	74.88
700,000.01 - 800,000.00	14	10,517,804.13	3.86	6.621	737	76.48
800,000.01 - 900,000.00	9	7,673,020.74	2.81	6.489	723	71.08
900,000.01 - 1,000,000.00	12	11,634,314.43	4.27	6.557	744	74.31
1,000,000.01 - 1,500,000.00	8	9,408,604.58	3.45	6.622	694	71.55
1,500,000.01 - 2,000,000.00	4	7,043,000.00	2.58	6.867	722	70.01
2,000,000.01 - 2,500,000.00	1	2,100,000.00	0.77	7.500	764	63.64
2,500,000.01 - 3,000,000.00	1	2,581,000.00	0.95	7.000	689	70.00
3,500,000.01 - 3,676,000.00	1	3,676,000.00	1.35	6.500	687	49.01
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The average current balance, as of the cut-off date is approximately $341,289.83.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
37,500.00 - 50,000.00	1	37,405.78	0.01	8.375	673	75.00
50,000.01 - 75,000.00	14	922,964.92	0.34	7.884	720	79.61
75,000.01 - 100,000.00	28	2,506,151.93	0.92	7.385	723	79.22
100,000.01 - 125,000.00	69	7,810,484.93	2.86	7.381	704	77.01
125,000.01 - 150,000.00	66	9,190,593.80	3.37	7.317	723	80.81
150,000.01 - 175,000.00	67	10,821,091.53	3.97	7.223	723	83.28
175,000.01 - 200,000.00	58	10,849,715.67	3.98	7.109	715	82.54
200,000.01 - 225,000.00	41	8,766,471.87	3.21	6.982	726	82.50
225,000.01 - 250,000.00	42	10,051,611.60	3.69	7.072	711	79.11
250,000.01 - 275,000.00	32	8,365,011.86	3.07	7.023	727	82.03
275,000.01 - 300,000.00	35	10,057,134.31	3.69	7.089	725	81.11
300,000.01 - 333,700.00	38	11,950,826.39	4.38	6.908	713	80.68
333,700.01 - 350,000.00	11	3,762,655.32	1.38	7.411	717	85.00
350,000.01 - 400,000.00	41	15,469,931.06	5.67	6.880	721	80.53
400,000.01 - 500,000.00	98	44,682,612.50	16.39	6.610	722	76.50
500,000.01 - 600,000.00	73	40,048,552.85	14.69	6.748	732	78.65
600,000.01 - 700,000.00	34	22,069,667.83	8.09	6.529	736	74.72
700,000.01 - 800,000.00	15	11,211,749.97	4.11	6.614	740	76.70
800,000.01 - 900,000.00	9	7,673,020.74	2.81	6.489	723	71.08
900,000.01 - 1,000,000.00	12	11,634,314.43	4.27	6.557	744	74.31
1,000,000.01 - 1,500,000.00	8	9,408,604.58	3.45	6.622	694	71.55
1,500,000.01 - 2,000,000.00	4	7,043,000.00	2.58	6.867	722	70.01
2,000,000.01 - 2,500,000.00	1	2,100,000.00	0.77	7.500	764	63.64
2,500,000.01 - 3,000,000.00	1	2,581,000.00	0.95	7.000	689	70.00
3,500,000.01 - 3,676,000.00	1	3,676,000.00	1.35	6.500	687	49.01
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The average balance at origination, as of the cut-off date is approximately $341,932.29.

Originator	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home	193	104,085,118.45	38.17	6.493	727	74.70
MortgageIT	279	77,448,253.16	28.40	6.950	725	77.65
Homebanc	242	64,588,132.22	23.69	7.243	723	82.55
RFC	27	9,764,287.12	3.58	7.003	714	76.07
Secured Bankers	26	8,979,916.83	3.29	7.121	689	73.53
Quicken	32	7,824,866.09	2.87	6.336	723	75.35
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.125 - 5.499	3	1,656,957.78	0.61	5.160	762	79.06
5.500 - 5.999	25	13,224,917.01	4.85	5.755	743	75.47
6.000 - 6.499	115	48,417,059.22	17.76	6.225	734	74.21
6.500 - 6.999	306	116,681,322.49	42.79	6.710	725	74.93
7.000 - 7.499	156	49,661,172.07	18.21	7.164	711	80.79
7.500 - 7.999	112	28,679,949.57	10.52	7.639	723	85.83
8.000 - 8.499	53	9,082,561.60	3.33	8.199	709	82.71
8.500 - 8.999	28	5,144,284.13	1.89	8.605	706	80.15
9.000 - 9.000	1	142,350.00	0.05	9.000	640	79.98
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average current rate, as of the cut-off date is approximately 6.835%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360	799	272,690,573.87	100.00	6.835	724	77.43
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
341 - 359	799	272,690,573.87	100.00	6.835	724	77.43
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	799	272,690,573.87	100.00	6.835	724	77.43
Total:	799	272,690,573.87	100.00	6.835	724	77.43
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	397	151,029,872.95	55.39	6.817	727	77.15
Has Simultaneous Second	402	121,660,700.92	44.61	6.857	720	77.77
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
20.65 - 25.00	1	475,000.00	0.17	6.750	758	20.65
25.01 - 30.00	2	520,141.95	0.19	5.900	752	26.05
30.01 - 35.00	1	240,000.00	0.09	6.625	745	32.00
35.01 - 40.00	2	850,397.80	0.31	6.625	716	36.39
40.01 - 45.00	6	1,169,075.22	0.43	6.970	759	43.13
45.01 - 50.00	10	6,545,890.73	2.40	6.386	712	48.35
50.01 - 55.00	9	3,426,607.47	1.26	6.574	767	52.52
55.01 - 60.00	16	7,063,546.81	2.59	6.645	731	57.42
60.01 - 65.00	45	15,927,700.17	5.84	7.022	729	63.73
65.01 - 70.00	35	21,286,963.41	7.81	6.724	711	68.91
70.01 - 75.00	59	25,223,032.64	9.25	6.774	711	73.81
75.01 - 80.00	466	155,775,372.47	57.13	6.732	724	79.76
80.01 - 85.00	4	480,013.88	0.18	7.213	699	83.95
85.01 - 90.00	29	5,740,673.90	2.11	7.330	726	89.91
90.01 - 95.00	15	3,684,429.33	1.35	7.590	714	94.51
95.01 - 100.00	99	24,281,728.09	8.90	7.530	734	99.95
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 77.43%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
20.65 - 30.00	3	995,141.95	0.36	6.305	755	23.47
30.01 - 40.00	3	1,090,397.80	0.40	6.625	722	35.43
40.01 - 50.00	16	7,714,965.95	2.83	6.474	719	47.56
50.01 - 60.00	20	8,639,154.28	3.17	6.558	740	56.02
60.01 - 70.00	43	25,809,624.25	9.46	6.735	719	66.86
70.01 - 75.00	44	18,462,519.78	6.77	6.693	716	73.29
75.01 - 80.00	134	60,019,622.86	22.01	6.622	730	78.51
80.01 - 85.00	14	5,936,993.10	2.18	6.518	712	73.85
85.01 - 90.00	107	36,839,833.56	13.51	6.830	719	79.84
90.01 - 95.00	65	18,117,404.06	6.64	7.073	710	81.29
95.01 - 100.00	350	89,064,916.28	32.66	7.078	727	84.85
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 85.04%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
607 - 620	1	487,674.80	0.18	6.875	607	79.96
621 - 640	13	3,569,821.22	1.31	7.030	630	78.61
641 - 660	34	9,479,407.66	3.48	7.202	649	74.58
661 - 680	91	30,203,776.46	11.08	6.924	673	77.10
681 - 700	135	46,705,461.29	17.13	6.930	691	76.68
701 - 720	144	43,551,069.96	15.97	6.925	711	79.12
721 - 740	118	42,088,411.42	15.43	6.735	731	77.90
741 - 760	104	37,393,306.12	13.71	6.716	750	75.79
761 - 780	82	30,089,865.58	11.03	6.867	771	80.53
781 - 800	52	20,219,009.56	7.41	6.540	789	76.94
801 - 816	25	8,902,769.80	3.26	6.654	807	71.91
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The non-zero weighted average FICO, as of the cut-off date is approximately 724.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	147	68,521,564.76	25.13	6.686	725	74.85
Georgia	150	39,980,788.73	14.66	7.162	722	82.36
Florida	128	37,639,671.08	13.80	7.206	716	79.73
Virginia	35	17,721,289.52	6.50	6.688	719	77.47
New York	27	14,814,816.14	5.43	6.558	715	74.78
Arizona	33	11,231,287.99	4.12	6.736	725	75.40
Maryland	24	7,816,865.53	2.87	6.696	737	79.67
Illinois	18	7,651,859.86	2.81	6.648	724	72.80
Nevada	18	6,326,438.70	2.32	6.820	719	76.26
Washington	19	6,057,897.23	2.22	6.877	715	74.93
North Carolina	18	5,797,282.80	2.13	6.320	761	81.01
Colorado	19	5,714,585.81	2.10	6.752	704	77.35
New Jersey	13	5,479,461.26	2.01	6.462	743	80.70
Pennsylvania	10	4,550,561.59	1.67	6.471	723	71.86
Utah	9	3,434,550.00	1.26	6.661	742	76.22
Ohio	15	3,271,868.47	1.20	6.882	724	79.92
Michigan	17	3,247,128.94	1.19	6.616	750	73.76
Oregon	14	2,913,848.32	1.07	6.748	733	76.01
South Carolina	9	2,789,726.26	1.02	7.144	683	71.64
Other	76	17,729,080.88	6.50	6.892	733	77.98
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Index	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	385	173,425,100.77	63.60	6.695	727	77.22
6-Month LIBOR	413	98,731,973.10	36.21	7.085	718	77.80
1-Year CMT	1	533,500.00	0.20	6.125	750	76.00
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	413	98,731,973.10	36.21	7.085	718	77.80
Annually	386	173,958,600.77	63.79	6.693	727	77.21
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	773	262,925,364.89	96.42	6.830	725	77.29
2.501 - 3.000	21	8,231,897.85	3.02	6.963	694	80.04
3.001 - 3.500	4	1,263,311.13	0.46	6.831	707	84.50
3.501 - 3.630	1	270,000.00	0.10	7.255	737	100.00
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average margin, as of the cut-off date is approximately 2.272%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	377	167,557,300.03	61.45	6.637	728	77.39
6.000	409	102,274,288.83	37.51	7.161	718	77.42
6.125	5	1,365,950.00	0.50	6.875	703	79.99
6.250	5	871,888.54	0.32	6.750	697	79.10
6.375	1	353,400.00	0.13	6.625	727	79.99
6.500	1	166,954.47	0.06	6.500	809	79.98
6.750	1	100,792.00	0.04	6.500	711	80.01
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.388%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	46	11,816,975.34	4.33	6.603	721	76.84
2.000	603	231,301,624.46	84.82	6.748	727	77.55
6.000	137	26,712,989.06	9.80	7.695	696	76.40
6.125	5	1,365,950.00	0.50	6.875	703	79.99
6.250	5	871,888.54	0.32	6.750	697	79.10
6.375	1	353,400.00	0.13	6.625	727	79.99
6.500	1	166,954.47	0.06	6.500	809	79.98
6.750	1	100,792.00	0.04	6.500	711	80.01
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.393%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.125 - 10.499	3	1,656,957.78	0.61	5.160	762	79.06
10.500 - 10.999	21	10,462,445.14	3.84	5.773	738	73.99
11.000 - 11.499	98	42,329,154.88	15.52	6.221	732	74.64
11.500 - 11.999	104	50,804,309.14	18.63	6.627	728	75.84
12.000 - 12.499	45	22,543,923.30	8.27	6.890	712	73.35
12.500 - 12.999	202	70,807,305.45	25.97	6.779	724	74.15
13.000 - 13.499	141	35,265,743.90	12.93	7.163	716	83.80
13.500 - 13.999	103	24,001,044.33	8.80	7.662	723	88.58
14.000 - 14.499	52	9,045,155.82	3.32	8.198	709	82.74
14.500 - 14.999	28	5,144,284.13	1.89	8.605	706	80.15
15.000 - 15.499	1	142,350.00	0.05	9.000	640	79.98
16.500 - 16.700	1	487,900.00	0.18	6.750	739	79.73
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 12.390%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	772	262,746,776.77	96.35	6.829	725	77.29
2.501 - 3.000	22	8,410,485.97	3.08	6.998	694	79.80
3.001 - 3.500	4	1,263,311.13	0.46	6.831	707	84.50
3.501 - 3.630	1	270,000.00	0.10	7.255	737	100.00
Total:	799	272,690,573.87	100.00	6.835	724	77.43
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.272%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2010-03	1	585,000.00	0.21	6.625	680	62.10
2010-05	1	815,000.00	0.30	5.750	783	74.43
2010-12	5	1,276,450.00	0.47	6.178	727	81.73
2011-01	7	1,292,240.74	0.47	6.714	726	80.50
2011-02	7	1,071,666.08	0.39	7.117	675	78.32
2011-03	7	2,290,681.70	0.84	6.972	696	79.79
2011-04	21	7,790,781.83	2.86	6.958	715	76.19
2011-05	26	6,041,816.05	2.22	6.607	715	72.82
2011-06	185	87,043,080.98	31.92	6.516	726	74.81
2011-07	182	69,919,676.09	25.64	6.850	721	75.03
2011-08	355	94,205,980.40	34.55	7.135	725	81.94
2011-09	2	358,200.00	0.13	7.388	750	85.18
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	415	143,976,623.17	52.80	6.756	728	77.05
PUD	242	91,235,407.19	33.46	6.939	719	77.90
Condominium	122	30,142,679.44	11.05	6.835	722	77.36
Two to Four Family	16	5,469,014.07	2.01	7.224	714	78.71
Co-Op	1	1,132,300.00	0.42	6.000	679	75.00
Townhouse	3	734,550.00	0.27	7.687	737	88.56
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	625	232,190,259.00	85.15	6.754	724	77.05
Second Home	71	21,313,200.40	7.82	7.192	730	83.04
Investor	103	19,187,114.47	7.04	7.415	719	75.73
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	576	178,410,061.33	65.43	6.923	727	81.03
Rate/Term Refinance	96	47,236,868.37	17.32	6.703	717	70.33
Cash-Out Refinance	126	46,612,044.27	17.09	6.640	720	70.73
Construction	1	431,599.90	0.16	5.625	734	89.96
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Verified Assets	399	152,135,248.13	55.79	6.853	724	77.91
Verified Income - Verified Assets	267	87,494,431.86	32.09	6.613	723	77.95
No Income - Verified Assets	52	15,181,189.20	5.57	7.357	717	77.19
No Income - No Assets	60	12,235,121.84	4.49	7.456	724	68.71
Stated Income - Stated Assets	21	5,644,582.84	2.07	7.040	729	75.97
Total:	799	272,690,573.87	100.00	6.835	724	77.43

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	100	23,504,529.13	8.62	6.641	731	75.53
60	187	54,925,320.54	20.14	6.950	725	78.47
120	511	193,727,224.20	71.04	6.828	722	77.37
360	1	533,500.00	0.20	6.125	750	76.00
Total:	799	272,690,573.87	100.00	6.835	724	77.43

Group 2-3 Collateral Summary
Collateral statistics for the Group 2-3 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	370
Aggregate Original Principal Balance:	$133,941,379.00	(+/-) 7%
Aggregate Current Principal Balance:	$133,161,940.33	(+/-) 7%
Average Original Loan Balance:	$362,003.73	Approx.
Average Current Loan Balance:	$359,897.14	Approx.
Percent of Interest Only Loans:	96.45%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	6.569% / 7.014%	(+/-) 7 bps
GWAC Range:	5.625% - 9.125%	Approx.
Index:
6-Month LIBOR	24.03%	Approx.
12-Month LIBOR	75.46%	Approx.
1-Year CMT	0.51%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.868% / 2.250%	(+/-) 7 bps
12-Month LIBOR	1.786% / 2.253%	(+/-) 7 bps
1-Year CMT	2.494% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	75.97%	Approx.
Semi-Annually	24.03%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	81	(+/-) 1 month
Wtd. Avg. Next Change Date:	7/8/2013	Approx.
Initial Cap:	5.336%	Approx.
Periodic Cap:	3.238%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.809% / 2.255%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	12.409% / 12.855%	(+/-) 7 bps
Wtd. Avg. Original LTV:	79.86%	Approx.
Wtd. Avg. Combined LTV:	84.71%	Approx.
Percent with Simultaneous Second Lien:	28.97%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	730	Approx.
Geographic Distribution: (>5%)
Florida Florida Virginia Washington Maryland	53.95%	Approx.
Georgia	13.41%	Approx.
California	11.00%	Approx.
North Carolina	9.26%	Approx.
Originator:
Homebanc	74.10%	Approx.
American Home	18.38%	Approx.
Secured Bankers	6.60%	Approx.
Mortgage IT	0.92%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
58,200.00 - 75,000.00	5	339,550.00	0.25	8.203	713	65.80
75,000.01 - 100,000.00	20	1,820,663.54	1.37	7.623	725	81.12
100,000.01 - 125,000.00	15	1,662,727.08	1.25	7.812	709	85.12
125,000.01 - 150,000.00	26	3,627,257.19	2.72	7.517	724	82.28
150,000.01 - 175,000.00	21	3,350,592.59	2.52	7.431	715	84.49
175,000.01 - 200,000.00	28	5,370,165.80	4.03	7.293	733	91.80
200,000.01 - 225,000.00	25	5,360,091.19	4.03	7.186	724	84.30
225,000.01 - 250,000.00	15	3,578,628.46	2.69	7.321	732	88.58
250,000.01 - 275,000.00	22	5,799,715.40	4.36	7.263	709	82.39
275,000.01 - 300,000.00	18	5,125,014.73	3.85	7.382	736	78.78
300,000.01 - 333,700.00	14	4,391,556.61	3.30	7.193	729	87.58
333,700.01 - 350,000.00	9	3,061,200.96	2.30	7.270	717	90.75
350,000.01 - 400,000.00	15	5,589,859.74	4.20	7.332	707	87.55
400,000.01 - 500,000.00	55	24,956,702.24	18.74	6.841	734	80.16
500,000.01 - 600,000.00	31	17,270,453.99	12.97	6.757	746	79.15
600,000.01 - 700,000.00	22	14,010,414.60	10.52	6.777	736	78.01
700,000.01 - 800,000.00	11	8,302,950.00	6.24	6.880	729	74.70
800,000.01 - 900,000.00	6	5,235,125.70	3.93	6.582	735	72.81
900,000.01 - 1,000,000.00	4	3,754,084.59	2.82	6.875	694	75.15
1,000,000.01 - 1,500,000.00	7	8,697,315.29	6.53	7.124	746	66.58
1,500,000.01 - 1,857,870.63	1	1,857,870.63	1.40	6.375	704	66.36
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The average current balance, as of the cut-off date is approximately $359,897.14.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
58,200.00 - 75,000.00	5	339,550.00	0.25	8.203	713	65.80
75,000.01 - 100,000.00	20	1,820,663.54	1.37	7.623	725	81.12
100,000.01 - 125,000.00	15	1,662,727.08	1.25	7.812	709	85.12
125,000.01 - 150,000.00	26	3,627,257.19	2.72	7.517	724	82.28
150,000.01 - 175,000.00	21	3,350,592.59	2.52	7.431	715	84.49
175,000.01 - 200,000.00	28	5,370,165.80	4.03	7.293	733	91.80
200,000.01 - 225,000.00	25	5,360,091.19	4.03	7.186	724	84.30
225,000.01 - 250,000.00	14	3,329,678.46	2.50	7.270	732	87.73
250,000.01 - 275,000.00	23	6,048,665.40	4.54	7.293	710	83.12
275,000.01 - 300,000.00	18	5,125,014.73	3.85	7.382	736	78.78
300,000.01 - 333,700.00	14	4,391,556.61	3.30	7.193	729	87.58
333,700.01 - 350,000.00	9	3,061,200.96	2.30	7.270	717	90.75
350,000.01 - 400,000.00	15	5,589,859.74	4.20	7.332	707	87.55
400,000.01 - 500,000.00	55	24,956,702.24	18.74	6.841	734	80.16
500,000.01 - 600,000.00	30	16,692,453.99	12.54	6.771	744	79.13
600,000.01 - 700,000.00	22	14,010,414.60	10.52	6.777	736	78.01
700,000.01 - 800,000.00	11	8,302,950.00	6.24	6.880	729	74.70
800,000.01 - 900,000.00	6	5,235,125.70	3.93	6.582	735	72.81
900,000.01 - 1,000,000.00	4	3,754,084.59	2.82	6.875	694	75.15
1,000,000.01 - 1,500,000.00	8	9,275,315.29	6.97	7.078	748	67.42
1,500,000.01 - 1,858,000.00	1	1,857,870.63	1.40	6.375	704	67.42
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The average balance at origination, as of the cut-off date is approximately $362,003.73.

Originator	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Homebanc	290	98,676,787.50	74.10	7.097	734	80.89
American Home	61	24,476,279.08	18.38	6.672	724	76.66
Secured Bankers	15	8,783,000.00	6.60	7.141	715	78.29
Mortgage IT	4	1,225,873.75	0.92	6.325	698	72.31
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.625 - 5.999	4	2,276,450.00	1.71	5.850	772	57.85
6.000 - 6.499	43	20,101,557.79	15.10	6.306	742	73.62
6.500 - 6.999	110	50,867,041.96	38.20	6.691	731	75.89
7.000 - 7.499	91	29,490,193.10	22.15	7.169	729	87.09
7.500 - 7.999	74	19,186,403.07	14.41	7.673	722	91.10
8.000 - 8.499	22	5,094,160.68	3.83	8.121	709	74.55
8.500 - 8.999	24	5,916,383.73	4.44	8.713	719	75.57
9.000 - 9.125	2	229,750.00	0.17	9.061	673	87.37
WtAvg 7.014	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average current rate, as of the cut-off date is approximately 7.014%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360	370	133,161,940.33	100.00	7.014	730	79.86
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
350 - 358	370	133,161,940.33	100.00	7.014	730	79.86
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	370	133,161,940.33	100.00	7.014	730	79.86
Total:	370	133,161,940.33	100.00	7.014	730	79.86
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	258	94,590,139.49	71.03	7.021	733	80.52
Has Simultaneous Second	112	38,571,800.84	28.97	6.997	724	78.26
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12.04 - 15.00	1	89,300.00	0.07	6.625	795	12.04
15.01 - 20.00	1	100,000.00	0.08	8.000	735	17.39
20.01 - 25.00	2	505,000.00	0.38	6.734	685	22.53
25.01 - 30.00	2	448,589.37	0.34	7.876	747	26.97
30.01 - 35.00	1	137,302.78	0.10	6.500	725	31.11
35.01 - 40.00	1	1,100,000.00	0.83	6.500	725	37.93
40.01 - 45.00	2	1,225,000.00	0.92	6.676	729	43.23
45.01 - 50.00	5	1,815,000.00	1.36	6.283	775	46.35
55.01 - 60.00	4	1,674,094.47	1.26	6.698	767	57.17
60.01 - 65.00	21	7,852,158.28	5.90	6.765	738	63.05
65.01 - 70.00	9	7,810,666.60	5.87	6.872	718	67.37
70.01 - 75.00	23	11,215,395.43	8.42	7.313	737	73.73
75.01 - 80.00	170	66,422,491.77	49.88	6.873	727	79.69
80.01 - 85.00	1	623,090.85	0.47	6.125	759	85.00
85.01 - 90.00	20	4,895,102.63	3.68	7.398	706	89.64
90.01 - 95.00	18	4,969,638.28	3.73	7.236	715	94.51
95.01 - 100.00	89	22,279,109.87	16.73	7.432	740	99.96
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 79.86%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12.04 - 20.00	2	189,300.00	0.14	7.351	763	14.87
20.01 - 30.00	4	953,589.37	0.72	7.271	699	24.62
30.01 - 40.00	2	1,237,302.78	0.93	6.500	725	37.17
40.01 - 50.00	7	3,040,000.00	2.28	6.442	755	45.10
50.01 - 60.00	4	1,674,094.47	1.26	6.698	767	57.17
60.01 - 70.00	18	12,011,668.27	9.02	6.606	737	64.79
70.01 - 75.00	17	9,416,570.43	7.07	7.199	741	73.01
75.01 - 80.00	78	34,503,963.39	25.91	6.834	728	79.60
80.01 - 85.00	4	1,504,800.00	1.13	6.523	728	80.00
85.01 - 90.00	46	15,417,384.85	11.58	7.000	720	81.62
90.01 - 95.00	40	12,643,376.22	9.49	7.160	710	84.38
95.01 - 100.00	148	40,569,890.55	30.47	7.288	736	90.50
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 84.71%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not Available	5	1,385,300.00	1.04	8.004	N/A	59.61
621 - 640	1	394,548.59	0.30	6.750	640	64.75
641 - 660	14	3,304,250.23	2.48	7.291	654	78.91
661 - 680	44	13,779,198.04	10.35	7.216	671	77.43
681 - 700	59	18,795,709.24	14.11	7.175	691	84.09
701 - 720	57	23,247,628.20	17.46	6.991	709	81.18
721 - 740	40	14,378,361.49	10.80	7.016	730	77.87
741 - 760	49	18,784,070.96	14.11	7.005	750	80.55
761 - 780	49	17,844,311.41	13.40	6.917	769	81.97
781 - 800	45	19,359,186.92	14.54	6.753	789	76.19
801 - 818	7	1,889,375.25	1.42	6.764	806	85.25
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The non-zero weighted average FICO, as of the cut-off date is approximately 730.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Florida	198	71,839,602.72	53.95	7.135	733	79.62
Georgia	64	17,860,557.51	13.41	7.041	733	84.08
California	25	14,645,821.58	11.00	6.950	718	76.02
North Carolina	38	12,330,803.71	9.26	6.861	730	81.97
Arizona	9	3,876,197.97	2.91	6.617	715	77.17
South Carolina	8	2,745,821.78	2.06	6.702	751	84.15
Maryland	6	2,182,684.41	1.64	6.577	713	77.96
Virginia	5	1,957,590.32	1.47	6.568	714	67.23
Others	17	5,722,860.33	4.30	6.660	735	79.92
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Index	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	247	100,483,050.98	75.46	6.863	736	80.96
6-Month LIBOR	121	32,005,015.60	24.03	7.509	713	76.70
1-Year CMT	2	673,873.75	0.51	6.150	702	66.01
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	121	32,005,015.60	24.03	7.509	713	76.70
Annually	249	101,156,924.73	75.97	6.858	736	80.86
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	367	132,138,066.58	99.23	7.018	730	79.91
2.501 - 2.780	3	1,023,873.75	0.77	6.536	700	73.36
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average margin, as of the cut-off date is approximately 2.255%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	234	92,373,924.73	69.37	6.831	737	81.11
5.875	1	600,000.00	0.45	8.125	696	76.92
6.000	109	30,669,793.61	23.03	7.679	707	77.46
6.125	4	1,846,909.83	1.39	6.875	719	80.00
6.250	8	2,552,949.73	1.92	6.750	701	79.44
6.375	6	1,709,038.28	1.28	6.625	738	81.12
6.500	3	1,042,624.15	0.78	6.500	766	62.66
6.625	3	1,223,800.00	0.92	6.375	727	80.00
6.750	1	242,900.00	0.18	6.250	798	57.83
7.125	1	900,000.00	0.68	5.875	791	60.20
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.336%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	236	92,925,924.73	69.78	6.829	737	81.10
5.875	1	600,000.00	0.45	8.125	696	76.92
6.000	107	30,117,793.61	22.62	7.700	708	77.41
6.125	4	1,846,909.83	1.39	6.875	719	80.00
6.250	8	2,552,949.73	1.92	6.750	701	79.44
6.375	6	1,709,038.28	1.28	6.625	738	81.12
6.500	3	1,042,624.15	0.78	6.500	766	62.66
6.625	3	1,223,800.00	0.92	6.375	727	80.00
6.750	1	242,900.00	0.18	6.250	798	57.83
7.125	1	900,000.00	0.68	5.875	791	60.20
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average periodic interest rate cap, as of the cut-off date is approximately 3.238%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.625 - 10.999	1	225,000.00	0.17	5.625	712	21.43
11.000 - 11.499	19	6,540,886.04	4.91	6.331	735	75.60
11.500 - 11.999	40	17,525,816.79	13.16	6.690	725	75.67
12.000 - 12.499	25	14,103,871.75	10.59	6.403	741	73.84
12.500 - 12.999	52	27,561,152.91	20.70	6.651	739	75.10
13.000 - 13.499	111	36,778,515.36	27.62	7.023	731	84.38
13.500 - 13.999	74	19,186,403.07	14.41	7.673	722	91.10
14.000 - 14.499	22	5,094,160.68	3.83	8.121	709	74.55
14.500 - 14.999	24	5,916,383.73	4.44	8.713	719	75.57
15.000 - 15.125	2	229,750.00	0.17	9.061	673	87.37
Total:
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 12.855%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	367	132,138,066.58	99.23	7.018	730	79.91
2.501 - 2.780	3	1,023,873.75	0.77	6.536	700	73.36
Total:	370	133,161,940.33	100.00	7.014	730	79.86
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.255%

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2012-12	1	491,938.28	0.37	6.625	778	91.94
2013-01	2	409,850.00	0.31	7.058	767	91.00
2013-02	3	503,952.78	0.38	6.461	732	66.67
2013-04	1	580,200.00	0.44	6.375	704	63.41
2013-05	4	1,456,610.10	1.09	7.170	732	77.34
2013-06	48	17,749,865.57	13.33	6.628	721	76.59
2013-07	131	50,276,614.22	37.76	7.001	729	77.29
2013-08	180	61,692,909.38	46.33	7.146	734	83.05
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
PUD	179	65,836,994.36	49.44	7.011	731	79.99
Single Family	119	48,483,385.53	36.41	6.952	729	77.77
Condominium	67	16,693,460.44	12.54	7.154	729	85.15
Two to Four Family	4	2,004,650.00	1.51	7.436	729	80.73
Townhouse	1	143,450.00	0.11	7.250	770	100.00
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	261	103,093,375.53	77.42	6.863	731	79.33
Second Home	74	20,155,959.85	15.14	7.352	729	86.79
Investor	35	9,912,604.95	7.44	7.905	722	71.36
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	305	98,449,704.75	73.93	7.115	731	83.00
Cash-Out Refinance	35	20,066,781.38	15.07	6.693	727	67.64
Rate/Term Refinance	30	14,645,454.20	11.00	6.777	729	75.49
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	23	4,049,138.87	3.04	8.143	696	70.37
No Income - Verified Assets	43	10,984,509.38	8.25	7.597	711	78.20
Stated Income - Stated Assets	23	8,131,948.41	6.11	6.878	725	77.33
Stated Income - Verified Assets	145	57,781,114.17	43.39	6.984	731	80.63
Verified Income - Verified Assets	136	52,215,229.50	39.21	6.860	737	80.50
Total:	370	133,161,940.33	100.00	7.014	730	79.86

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	13	4,730,123.71	3.55	6.619	727	77.86
120	357	128,431,816.62	96.45	7.029	730	79.94
Total:	370	133,161,940.33	100.00	7.014	730	79.86

Group 2-4 Collateral Summary
Collateral statistics for the Group 2-4 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	193
Aggregate Original Principal Balance:	$84,685,028.00	(+/-) 7%
Aggregate Current Principal Balance:	$84,479,315.82	(+/-) 7%
Average Original Loan Balance:	$438,782.53	Approx.
Average Current Loan Balance:	$437,716.66	Approx.
Percent of Interest Only Loans:	82.85%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	2.71%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.425% / 6.746%	(+/-) 7 bps
GWAC Range:	5.500% - 8.375%	Approx.
Index:
6-Month LIBOR	21.31%	Approx.
12-Month LIBOR	73.97%	Approx.
1-Year CMT	4.72%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	1.992% / 2.250%	(+/-) 7 bps
12-Month LIBOR	1.914% / 2.256%	(+/-) 7 bps
1-Year CMT	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	78.69%	Approx.
Semi-Annually	21.31%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	356	(+/-) 1 month
Wtd. Avg. Months to Roll:	116	(+/-) 1 month
Wtd. Avg. Next Change Date:	6/8/2016	Approx.
Initial Cap:	5.279%	Approx.
Periodic Cap:	2.157%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.958% / 2.278%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.946% / 12.266%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.51%	Approx.
Wtd. Avg. Combined LTV:	81.17%	Approx.
Percent with Simultaneous Second Lien:	37.64%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	733	Approx.
Geographic Distribution: (>5%)
California Florida Virginia Washington Maryland	42.93%	Approx.
Florida	16.47%	Approx.
Georgia	7.74%	Approx.
North Carolina	5.13%	Approx.
Arizona	5.07%	Approx.
Originator:
American Home	42.08%	Approx.
Homebanc	24.65%	Approx.
Mortgage IT	21.50%	Approx.
Secured Bankers	6.37%	Approx.
Wells Fargo	5.4%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
59,194.41 - 75,000.00	4	258,234.89	0.31	7.150	710	58.14
75,000.01 - 100,000.00	2	182,039.10	0.22	6.272	724	70.05
100,000.01 - 125,000.00	7	794,602.43	0.94	7.207	756	82.82
125,000.01 - 150,000.00	10	1,362,628.01	1.61	7.118	724	83.47
150,000.01 - 175,000.00	9	1,447,553.35	1.71	7.029	722	86.44
175,000.01 - 200,000.00	11	2,043,597.99	2.42	6.904	738	81.26
200,000.01 - 225,000.00	15	3,233,454.60	3.83	6.728	735	78.73
225,000.01 - 250,000.00	3	712,000.00	0.84	6.627	759	78.22
250,000.01 - 275,000.00	10	2,637,429.21	3.12	6.985	708	85.90
275,000.01 - 300,000.00	5	1,440,373.32	1.71	6.900	737	81.92
300,000.01 - 333,700.00	9	2,852,545.87	3.38	6.965	747	81.38
333,700.01 - 350,000.00	5	1,731,708.81	2.05	6.903	743	82.30
350,000.01 - 400,000.00	8	2,963,398.83	3.51	6.718	722	74.61
400,000.01 - 500,000.00	28	12,606,856.76	14.92	6.691	718	75.64
500,000.01 - 600,000.00	30	16,437,324.47	19.46	6.629	733	76.41
600,000.01 - 700,000.00	9	5,798,256.15	6.86	6.907	737	78.10
700,000.01 - 800,000.00	7	5,360,459.37	6.35	6.424	762	71.04
800,000.01 - 900,000.00	4	3,390,987.57	4.01	6.961	713	76.22
900,000.01 - 1,000,000.00	11	10,732,392.44	12.70	6.733	734	71.18
1,000,000.01 - 1,500,000.00	4	4,601,122.85	5.45	6.728	733	65.78
1,500,000.01 - 1,992,349.80	2	3,892,349.80	4.61	6.677	748	67.32
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The average current balance, as of the cut-off date is approximately $437,716.66.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
60,000.00 - 75,000.00	4	258,234.89	0.31	7.150	710	58.14
75,000.01 - 100,000.00	2	182,039.10	0.22	6.272	724	70.05
100,000.01 - 125,000.00	7	794,602.43	0.94	7.207	756	82.82
125,000.01 - 150,000.00	10	1,362,628.01	1.61	7.118	724	83.47
150,000.01 - 175,000.00	9	1,447,553.35	1.71	7.029	722	86.44
175,000.01 - 200,000.00	11	2,043,597.99	2.42	6.904	738	81.26
200,000.01 - 225,000.00	15	3,233,454.60	3.83	6.728	735	78.73
225,000.01 - 250,000.00	3	712,000.00	0.84	6.627	759	78.22
250,000.01 - 275,000.00	10	2,637,429.21	3.12	6.985	708	85.90
275,000.01 - 300,000.00	5	1,440,373.32	1.71	6.900	737	81.92
300,000.01 - 333,700.00	9	2,852,545.87	3.38	6.965	747	81.38
333,700.01 - 350,000.00	5	1,731,708.81	2.05	6.903	743	82.30
350,000.01 - 400,000.00	7	2,604,221.52	3.08	6.679	711	73.86
400,000.01 - 500,000.00	29	12,966,034.07	15.35	6.699	720	75.76
500,000.01 - 600,000.00	30	16,437,324.47	19.46	6.629	733	76.41
600,000.01 - 700,000.00	9	5,798,256.15	6.86	6.907	737	78.10
700,000.01 - 800,000.00	7	5,360,459.37	6.35	6.424	762	71.04
800,000.01 - 900,000.00	4	3,390,987.57	4.01	6.961	713	76.22
900,000.01 - 1,000,000.00	11	10,732,392.44	12.70	6.733	734	71.18
1,000,000.01 - 1,500,000.00	4	4,601,122.85	5.45	6.728	733	65.78
1,500,000.01 - 2,000,000.00	2	3,892,349.80	4.61	6.677	748	67.32
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The average balance at origination, as of the cut-off date is approximately $438,782.53.

Originator	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home	84	35,545,742.21	42.08	6.664	744	73.78
Homebanc	53	20,827,037.15	24.65	6.895	733	82.46
MortgageIT	45	18,164,427.08	21.50	6.734	720	73.64
Secured Bankers	6	5,382,783.05	6.37	7.157	699	71.90
Wells Fargo	5	4,559,326.33	5.40	6.254	734	69.08
Total:	193	84,479,315.82	100.00	6.746	733	75.51

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.500 - 5.999	5	2,249,821.53	2.66	5.817	771	75.76
6.000 - 6.499	30	14,850,449.37	17.58	6.211	740	74.21
6.500 - 6.999	104	46,852,716.25	55.46	6.715	732	73.53
7.000 - 7.499	28	13,435,647.61	15.90	7.136	729	74.85
7.500 - 7.999	22	6,466,670.58	7.65	7.566	719	91.98
8.000 - 8.375	4	624,010.48	0.74	8.188	732	98.08
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average current rate, as of the cut-off date is approximately 6.746%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360	193	84,479,315.82	100.00	6.746	733	75.51
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
349 - 358	193	84,479,315.82	100.00	6.746	733	75.51
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	193	84,479,315.82	100.00	6.746	733	75.51
Total:	193	84,479,315.82	100.00	6.746	733	75.51
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	123	52,678,682.43	62.36	6.772	735	74.97
Has Simultaneous Second	70	31,800,633.39	37.64	6.702	728	76.41
Total:	193	84,479,315.82	100.00	6.746	733	75.51

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
26.42 - 30.00	1	70,000.00	0.08	6.875	809	26.42
40.01 - 45.00	3	814,017.08	0.96	6.679	752	43.98
45.01 - 50.00	3	635,883.51	0.75	6.752	769	48.61
50.01 - 55.00	4	2,127,629.14	2.52	6.829	774	51.38
55.01 - 60.00	4	2,441,050.13	2.89	6.547	771	59.93
60.01 - 65.00	12	7,747,097.43	9.17	6.713	721	63.75
65.01 - 70.00	16	10,779,740.96	12.76	6.654	738	68.47
70.01 - 75.00	25	14,077,696.95	16.66	6.781	721	73.82
75.01 - 80.00	92	38,007,540.66	44.99	6.635	732	79.71
80.01 - 85.00	2	614,511.12	0.73	7.362	679	83.12
85.01 - 90.00	4	997,496.82	1.18	7.267	734	89.24
90.01 - 95.00	2	226,050.00	0.27	6.871	746	94.98
95.01 - 100.00	25	5,940,602.02	7.03	7.478	734	99.80
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 75.51%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
26.42 - 30.00	1	70,000.00	0.08	6.875	809	26.42
40.01 - 50.00	6	1,449,900.59	1.72	6.711	759	46.01
50.01 - 60.00	7	4,218,679.27	4.99	6.672	776	56.31
60.01 - 70.00	21	12,345,486.90	14.61	6.772	727	66.04
70.01 - 75.00	21	11,763,246.94	13.92	6.740	720	73.15
75.01 - 80.00	40	20,008,408.78	23.68	6.538	739	78.02
80.01 - 85.00	11	5,525,552.42	6.54	6.912	722	76.61
85.01 - 90.00	17	7,522,926.27	8.91	6.680	719	77.60
90.01 - 95.00	8	2,813,786.25	3.33	6.845	702	79.66
95.01 - 100.00	61	18,761,328.40	22.21	6.934	738	85.57
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 81.17%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
639 - 640	1	674,737.50	0.80	7.000	639	73.29
641 - 660	7	3,428,421.31	4.06	7.090	653	77.14
661 - 680	20	8,915,527.41	10.55	6.783	673	75.53
681 - 700	20	7,877,013.86	9.32	6.799	691	76.03
701 - 720	34	11,328,380.97	13.41	6.788	712	78.23
721 - 740	33	14,438,520.07	17.09	6.741	731	75.45
741 - 760	29	15,689,988.51	18.57	6.715	750	75.36
761 - 780	17	7,701,645.44	9.12	6.711	769	74.40
781 - 800	19	9,108,356.84	10.78	6.647	789	76.85
801 - 817	13	5,316,723.91	6.29	6.580	807	68.15
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The non-zero weighted average FICO, as of the cut-off date is approximately 733.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	62	36,270,060.88	42.93	6.733	725	73.26
Florida	33	13,913,456.45	16.47	6.868	736	80.59
Georgia	22	6,539,664.41	7.74	6.880	735	81.25
North Carolina	12	4,337,991.83	5.13	6.636	718	77.28
Arizona	10	4,285,784.43	5.07	6.755	757	72.78
Massachusetts	3	2,393,523.69	2.83	7.063	743	63.89
New York	2	2,262,862.35	2.68	6.325	738	70.82
Washington	6	2,262,623.23	2.68	6.422	722	73.31
Colorado	6	1,525,753.23	1.81	6.528	730	80.00
Illinois	5	1,474,780.89	1.75	6.882	762	77.17
Nevada	6	1,280,189.10	1.52	6.805	779	70.14
Hawaii	1	881,250.00	1.04	6.750	729	75.00
Virginia	3	880,400.00	1.04	7.067	781	72.77
Other	22	6,170,975.33	7.30	6.582	738	79.02
Total:	193	84,479,315.82	100.00	6.746	733	75.51

Index	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	146	62,492,262.41	73.97	6.782	736	76.51
6-Month LIBOR	43	17,999,727.08	21.31	6.733	720	73.67
1-Year CMT	4	3,987,326.33	4.72	6.237	734	68.20
	193	84,479,315.82	100.00	6.746	733	75.51

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	43	17,999,727.08	21.31	6.733	720	73.67
Annually	150	66,479,588.74	78.69	6.749	736	76.01
Total:	193	84,479,315.82	100.00	6.746	733	75.51

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	185	80,021,190.99	94.72	6.769	733	75.97
2.501 - 3.000	5	4,192,841.32	4.96	6.286	733	67.79
3.001 - 3.250	3	265,283.51	0.31	6.914	760	61.04
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average margin, as of the cut-off date is approximately 2.278%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	144	61,096,805.69	72.32	6.713	739	76.38
6.000	48	23,096,910.13	27.34	6.838	715	73.18
6.750	1	285,600.00	0.34	6.250	723	80.00
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.279%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	189	81,213,795.99	96.13	6.735	735	75.72
6.000	3	2,979,919.83	3.53	7.082	677	69.55
6.750	1	285,600.00	0.34	6.250	723	80.00
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.157%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.500 - 10.999	3	1,080,821.53	1.28	5.755	759	77.97
11.000 - 11.499	21	10,876,356.51	12.87	6.185	739	73.82
11.500 - 11.999	54	23,206,250.38	27.47	6.683	744	72.88
12.000 - 12.499	24	10,249,432.98	12.13	6.811	748	73.75
12.500 - 12.999	53	25,101,065.87	29.71	6.701	722	74.21
13.000 - 13.499	12	6,874,707.49	8.14	7.165	710	76.54
13.500 - 13.999	22	6,466,670.58	7.65	7.566	719	91.98
14.000 - 14.375	4	624,010.48	0.74	8.188	732	98.08
	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 12.266%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	185	80,021,190.99	94.72	6.769	733	75.97
2.501 - 3.000	5	4,192,841.32	4.96	6.286	733	67.79
3.001 - 3.250	3	265,283.51	0.31	6.914	760	61.04
Total:	193	84,479,315.82	100.00	6.746	733	75.51
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.278%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2015-11	1	285,600.00	0.34	6.250	723	80.00
2016-01	1	538,000.00	0.64	6.500	671	69.15
2016-03	1	572,000.00	0.68	6.375	737	75.16
2016-04	16	7,827,713.10	9.27	6.710	730	74.39
2016-05	2	731,000.00	0.87	6.750	752	59.58
2016-06	96	42,167,924.39	49.92	6.708	734	73.31
2016-07	44	21,357,965.09	25.28	6.725	726	74.81
2016-08	32	10,999,113.24	13.02	6.999	744	87.40
Total:	193	84,479,315.82	100.00	6.746	733	75.51

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	103	47,128,201.71	55.79	6.713	731	74.59
PUD	59	26,791,648.82	31.71	6.813	737	77.01
Condominium	21	5,662,225.48	6.70	6.767	727	80.74
Two to Four Family	9	4,626,727.26	5.48	6.651	731	69.62
Co-Op	1	270,512.55	0.32	6.875	669	80.00
Total:	193	84,479,315.82	100.00	6.746	733	75.51

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	158	69,876,089.77	82.71	6.736	732	76.21
Investor	24	8,895,901.39	10.53	6.813	729	69.66
Second Home	11	5,707,324.66	6.76	6.752	748	76.12
Total:	193	84,479,315.82	100.00	6.746	733	75.51

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	113	46,944,349.35	55.57	6.765	740	79.45
Cash-Out Refinance	52	24,923,934.18	29.50	6.780	727	69.54
Rate/Term Refinance	28	12,611,032.29	14.93	6.604	717	72.67
	193	84,479,315.82	100.00	6.746	733	75.51

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Verified Assets	89	42,453,619.12	50.25	6.811	731	74.06
Verified Income - Verified Assets	91	37,369,137.11	44.23	6.650	733	78.23
No Income - Verified Assets	4	1,759,000.00	2.08	7.086	724	70.11
Stated Income - Stated Assets	5	1,621,413.21	1.92	6.915	750	70.81
No Income - No Assets	4	1,276,146.38	1.51	6.674	758	57.93
Total:	193	84,479,315.82	100.00	6.746	733	75.51

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	33	14,485,637.41	17.15	6.591	733	73.31
120	160	69,993,678.41	82.85	6.778	733	75.97
Total:	193	84,479,315.82	100.00	6.746	733	75.51